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                                                                      EXHIBIT 21


                            CASTLE ENERGY CORPORATION
                       LISTING OF PARENT AND SUBSIDIARIES
                             AS OF DECEMBER 1, 2005


                                                                                                         COMPANY'S
                                                 RELATIONSHIP                                            OWNERSHIP
                   ENTITY                         TO COMPANY                   BUSINESS                  PERCENTAGE
                   ------                         ----------                   --------                  ----------
Parent:
   Castle Energy Corporation                   Parent            Holding company                             N/A

Refining:
   Indian Oil Company                          Subsidiary        Limited Partner of IRLP  inactive          100%

   Indian Refining I. L.P. ("IRLP")            Subsidiary        Inactive                                   100%
                                               Limited
                                               Partnership

   Indian Refining & Marketing I Inc.          Subsidiary        General Partner of IRLP  inactive          100%

Exploration and Production:

   Castle Oil and Gas L.P.                     Subsidiary        Oil and gas production  inactive           100%
                                               Limited
                                               Partnership

   Castle Exploration Company, Inc.            Subsidiary        Oil and gas production                     100%

Passive Investment:
   CEC, Inc.                                   Subsidiary        Passive activities                         100%
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